UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated 2006 Equity Incentive Plan

On May 23, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyclacel Pharmaceuticals, Inc. (the “Company”), the stockholders approved an amendment to the  Company’s Amended and Restated 2006 Equity Incentive Plan to increase the number shares available for the grant of awards under the plan by 4,800,000 shares (on a pre-split basis). A description of the Amended and Restated 2006 Equity Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2012. The description of the Amended and Restated 2006 Equity Incentive Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2006 Equity Incentive Plan, as amended, a copy of which is being filed as Exhibit 10. 1 to this Form 8-K.

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of the Company was held on May 23, 2012.

(b) The following proposals were submitted to the stockholders and voted upon at the Annual Meeting: (i) the election of three Class 3 director nominees to the Company’s board of directors; (ii) the approval of an amendment to the Company’s certificate of incorporation, by way of an Amended and Restated Certificate of Incorporation, to effectuate a reverse stock split of the Company’s common stock at a ratio of up to and including one-for-ten, such ratio to be determined by the board of directors of the Company; (iii) the approval of an amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan to increase the number of shares available for the grant of awards by 4,800,000 shares (on a pre-split basis); and (iv) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Votes of the common stock stockholders regarding the election of the director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Paul McBarron	12,227,478	8,481,152	22,968,160
Dr. Nicholas Bacopoulos	17,417,706	3,290,924	22,968,160
Dr. Christopher Henney	16,513,239	4,195,391	22,968,160

Based on the votes set forth above, Paul McBarron, Dr. Nicholas Bacopoulos and Dr. Christopher Henney were duly elected as Class 3 directors of the Company to serve until the 2015 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

Votes of the common stock stockholders regarding the amendment to the Company’s certificate of incorporation, by way of an Amended and Restated Certificate of Incorporation, to effectuate a reverse stock split of the Company’s common stock at a ratio of up to and including one-for-ten, such ratio to be determined by the board of directors of the Company, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,786,557	11,669,687	220,546	—

Based on the votes set forth above, the proposal to amend the Company’s certificate of incorporation, by way of an Amended and Restated Certificate of Incorporation, to effectuate a reverse stock split of the Company’s common stock at a ratio of up to and including one-for-ten, such ratio to be determined by the board of directors was approved. The board of directors of the Company, in its sole discretion, may resolve not to effect a reverse stock split.

Votes of the stockholders regarding the amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan to increase the number of shares available for the grant of awards by 4,800,000 shares (on a pre-split basis) were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,546,355	6,067,745	1,094,530	22,968,160

Based on the votes set forth above, the proposal to amend the Company’s Amended and Restated 2006 Equity Incentive Plan to increase the number of shares available for the grant of awards under the plan by 4,800,000 shares (on a pre-split basis) was approved.

Further, the common stock stockholders of the Company ratified the election of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, with 41,504,996 votes for ratification, 1,856,813 votes against ratification, 314,981 abstentions and no broker non-votes.

Item 9.01               Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit
Number	Description

10.1	Cyclacel Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: May 24, 2012